Exhibit 99.1

TREMOR VIDEO APPOINTS INDUSTRY LEADER MARK ZAGORSKI

AS CHIEF EXECUTIVE OFFICER

Programmatic Advertising Pioneer Joins Company to Build on Strong Growth Trajectory

NEW YORK — June 6, 2017 — Tremor Video, Inc. (NYSE: TRMR), a provider of software for video ad effectiveness, today announced that Mark Zagorski will be joining the company as its Chief Executive Officer and a member of its Board of Directors. Mr. Zagorski most recently served as CEO of eXelate, a Nielsen Company, and EVP of Nielsen Marketing Cloud.  In May of this year he was named by Adweek as one of the top 26 trailblazers in Marketing Technology. Mr. Zagorski will assume his new role at Tremor Video on July 10, 2017. Paul Caine, who led the CEO search committee as Interim CEO, will continue as Chairman of the Board following Mr. Zagorski’s appointment.

Mr. Zagorski is a seasoned, 25-year veteran of the digital advertising industry with a focus on data and analytics. Most recently, as CEO of eXelate, Mr. Zagorski was responsible for directing the development and marketing of its cloud platform, as well as driving the strategic vision of the company’s industry leading smart data engine. During his tenure at eXelate, he increased revenue tenfold, and was instrumental in the global expansion of eXelate’s strategic TV, digital media metrics and artificial intelligence applications.  Mr. Zagorski oversaw the sale of eXelate to Nielsen in March 2015, and continued to manage the business following the acquisition.  Prior to eXelate, Mr. Zagorski held leadership positions at WorldNow and MediaSpan, where he oversaw strategy, marketing and business development.

“On behalf of the entire Board, we are thrilled to welcome Mark to the Tremor Video executive team. Mark’s deep knowledge of the digital advertising industry, and his role in shaping industry data practices that empower premium publishers and enhance advertiser performance makes him the right fit for Tremor Video,” said Paul Caine. “Mark joins us following record results in 2016 for the company and a very strong first quarter. I have great confidence that Mark is the right leader for Tremor Video as we continue to build on our momentum, deliver strong results and drive shareholder value.”

“As someone who has been engaged with the evolution of digital video for over two decades, I’ve long admired Tremor Video as the most innovative leader in the premium video marketplace. Tremor Video has a strong reputation for pioneering video technology and delivering value for premium publishers and leading brands at scale. These strengths are fundamental to building a world class company that is helping to drive transformative shifts in the advertising landscape,” said Mark Zagorski. “I am honored and excited to join the company and help further its leadership position. Tremor Video has done a fantastic job growing its business and highlighting the value of video advertising, and I look forward to working with the Board and the executive team to continue to execute on that vision.”

Investor Relations Contact
Andrew Posen
212-792-2315
IR@TremorVideo.com

Media Contact
Lekha Rao

646-699-7706

lrao@tremorvideo.com

MWWPR
Ivy Chen, 415-580-6133
ichen@mww.com

About Tremor Video

Tremor Video (NYSE: TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients. We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified in Tremor Video’s public filings with the SEC, including those discussed in the section titled “Risk Factors” in its Annual Report on Form 10-K filed with the SEC on March 10, 2017. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, any statements concerning anticipated benefits related to additions or changes in personnel, or the growth or adoption of Tremor Video’s solutions or the market in which it operates.  Forward-looking statements are not guarantees of future performance or events and investors are cautioned not to place undue reliance on any forward-looking statement. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.